                                                                   EXHIBIT 10.16

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY "[***]" ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY'S CONFIDENTIAL TREATMENT REQUEST.

                                VENDOR AGREEMENT

              Between:

              BEST BUY CO., INC.                DIRECTED ELECTRONICS, INC.
                                                --------------------------
              7075 Flying Cloud Drive    and    One Viper Way
                                                --------------------------
              Eden Prairie, MN 55344            Vista, CA 92085
                                                --------------------------

1.    LICENSE TO SELL PRODUCTS

Vendor grants Best Buy Co., Inc., and its affiliates and subsidiaries ("Best Buy"), a non-exclusive license to distribute all products Vendor makes available to Best Buy (the "Products"), to end users and commercial buyers in the United States, and other territories as agreed from time to time, through its sales channels including but not limited to its present and future stores, Internet Website, (www.BestBuy.com), distribution centers and mail order distribution centers.

2.    PRICING AND TAXES

- PRICES: Vendor will sell the Products to Best Buy at the prices then in effect on its current price list, as may be changed from time to time, or as otherwise agreed between the parties. Prices exclude freight and insurance. Vendor guarantees competitive pricing.

- TAXES: Vendor's prices do not include sales, use, excise, or similar taxes. The amount of any valid present or future sales, use, excise, or other similar tax which is attributable to Best Buy shall be paid by Best Buy; or in lieu thereof, Best Buy shall provide Vendor with a tax exemption certificate acceptable to the taxing authorities.

3.    PAYMENT

Vendor shall electronically submit an invoice to Best Buy on the same day Product is shipped. Invoice credit terms will be set forth in the Vendor Program Agreement as further described in Section 11. The designated credit term shall commence on the date Best Buy verifies receipt of Product at the FOB point (e.g. distribution center or store in the case of FOB destination shipping terms; or by the Best Buy-assigned center in the case of FOB origin shipping terms). Best Buy's policy is to cut and mail checks on the due date or first workday thereafter. Thus, if the credit terms are net 60 days, Best Buy will send payments 60 days after Best Buy verifies receipt of Product at the FOB destination point. No additional charges of any type beyond the price of the Products shall be added to an invoice without Best Buy's express written consent. Vendor may not charge interest on any past due amounts as a result of audits, claims or disputed deductions. All transactions must be valued and paid in U.S. currency. Best Buy may offset against amounts payable to the Vendor all present and future indebtedness of the Vendor to Best Buy arising from any transaction.

Vendor will send invoices to Best Buy electronically as provided in Section 10 (Electronic Data Interchange; Web-Based Electronic Commerce). All invoices not sent electronically should be sent to Best Buy Purchasing LLC, Attn: Accounts Payable, P.O. Box 9331, Minneapolis, MN 55440-9331. Best Buy Purchasing LLC is a controlled subsidiary of Best Buy Co., Inc. Best Buy Purchasing LLC will pay Vendor invoices in accordance with this Section 3 and shall initially assume title to all Products. Best Buy Purchasing LLC will resell and transfer title to such Products to Best Buy Co., Inc.'s other affiliates and subsidiaries to distribute the Products through the sales channels provided in Section 1. Best Buy Co., Inc. guarantees the performance required of Best Buy Purchasing LLC under this Agreement.

4.    SHIPPING

- SELECT SHIPPING TERMS: One of the following ground shipment terms shall be agreed upon at the time this Agreement is executed by checking the applicable box. No other ground shipment terms other than the two options described below may be used.

[ ] Best Buy's preferred method of shipping for domestic shipments is F.O.B. Origin, Freight Collect and Allowed. Best Buy shall be responsible for carrier selection routing instructions and pick-up appointments at Vendor's domestic origin facility. In addition, Best Buy is responsible for carrier freight payments except as otherwise specified in this Agreement, submitting freight claims for loss and damage, scheduling appointments at destination, and tracking and tracing freight in transit. Title and risk of loss passes to Best Buy Purchasing LLC upon delivery to Best Buy at Vendor's domestic origin shipping dock. Vendor agrees to have Products in "ship-ready" condition by the ship date as specified in the PO and further, provide 48-hour notice to Best Buy for truckload shipments and 24-hour notice to Best Buy for less-than-truckload shipments. Vendor will pay a freight allowance to Best Buy pursuant to the attached Collaborative Transportation Agreement, as amended from time to time by the parties.

[X] Alternatively, Vendor shall ship Product to Best Buy FOB Destination, Freight Prepaid by Vendor to the location specified by Best Buy, including but not limited to its stores, distribution centers, and third-party fulfillment providers. Vendors are encouraged to utilize Best Buy's Preferred Carriers, as listed in the attached Routing and Shipping Guide. Because such Preferred Carriers are electronically linked with Best Buy's systems, Vendor's adherence to this request will improve tracking capability and on-time performance while producing shorter transit times and minimizing the need for Expedited Shipments, as defined below, to Best Buy's distribution centers and stores.

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REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

-     EXISTING VENDOR CONVERSION TO FOB ORIGIN, FREIGHT COLLECT AND ALLOWED
      TERMS: In the event Vendor currently ships Product to Best Buy FOB Destination, Freight Prepaid by Vendor, Vendor may be converted to the preferred FOB Origin, Freight Collect and Allowed terms as described above, via its Collaborative Transportation Management Program ("CTM"). Under CTM, Best Buy will receive a negotiated freight allowance from the vendor in exchange for assuming the expenses associated with inbound carrier freight previously borne by Vendor. Freight allowance to be paid to Best Buy with respect to FOB Origin, Freight Collect and Allowed terms will be agreed between the parties in a writing and attached hereto as the Collaborative Transportation Agreement. For example, the negotiated freight allowance can reflect a flat percentage of invoice value, (ad valorem), or dollars and/or cents per pound, or dollars and/or cents per box or as actual freight expense incurred. Freight allowances and/or expenses will be reconciled after each Best Buy fiscal month.

- EXPEDITED SHIPMENTS: Terms for expedited shipments will be FOB Origin, Freight Collect. Vendor will pay any additional freight expenses incurred in connection with an expedited shipment arising from a shipment delay caused by Vendor. The parties will determine responsibility for expedited shipment expenses in other situations on a case by case basis. In the event current shipping terms are FOB Origin, Freight Collect and Allowed, and the parties determine that the need for an expedited shipment was not the fault of Vendor, Vendor shall still be responsible for reimbursing Best Buy for the agreed Freight Allowance expense.

- SHIPPING AND ROUTING GUIDE: Vendor shall follow the terms and conditions stated in Best Buy's Shipping and Routing Guide, which may be accessed at WWW.EXTENDINGTHEREACH.COM.

- OTHER CHARGES: Any and all charges related to special requests of Vendor to carrier, including loading assistance, detention, or any other instructions, prior to title passage, are the responsibility of the Vendor.

- DIRECT IMPORT AGREEMENT: Terms for directly Imported Products will be set forth in a Direct Import Agreement, which may be attached hereto.

- BILL OF LADING: Vendor shall use Best Buy's standard Bill of Lading form, which may be accessed at WWW.EXTENDINGTHEREACH.COM.

5.    SHIPPING PERFORMANCE MANAGEMENT

- RIGHT TIME: Vendor agrees to deliver Product on a timely basis to Best Buy at the FOB point in accordance with the prearranged delivery and/or pick-up dates the parties agree upon from time to time. For FOB Origin, Freight Collect terms, Product must be ready for delivery to Best Buy on the pick-up date committed to by Vendor. For FOB Destination, Freight Prepaid terms, Product must be delivered to Best Buy within two days of the delivery date committed to by Vendor. In the event Vendor is in breach of this "Right Time" shipping commitment, Vendor shall pay to Best Buy, or Best Buy may offset against Vendor invoice, in each instance of breach, [***] subject to the breach, as identified on the corresponding PO for each day early or late, as the case may be, [***]. Such amount shall be considered liquidated damages, as it is reasonable in light of Best Buy's anticipated loss for Vendor's non-conformance.

- RIGHT QUANTITY: Vendor agrees to deliver the right quantity of Product to Best Buy in accordance with an accepted PO. However, Best Buy shall consider a PO-SKU quantity [***] conforming delivery. If Vendor delivers a non-conforming quantity, Vendor shall pay to Best Buy, or Best Buy may offset against Vendor Invoice, an amount equal to the quantity non-conformance percentage multiplied by the total cost of the particular SKU subject to the non-conformity, as identified on the corresponding PO [***]. Such amount shall be considered liquidated damages, as it is reasonable in light of Best Buy's anticipated loss for Vendor's non-conformance.

- PROGRAM IMPLEMENTATION: Vendor agrees to comply with Best Buy's implementation schedule for the Shipping Performance Management Program, as described above (Right Time; Right Quantity). Upon notice to Vendor of the commencement of the Program, Best Buy will provide information concerning Vendor's shipping performance to Vendor for [***] ("Implementation Period"). Vendor will not be subject to charges for shipping non-conformance during the Implementation Period. Following the Implementation Period, Vendor will be subject to the charges for shipping non-conformance as specified in this Section 5. Best Buy will identify and report incidents of Vendor's non-conforming shipments and make available information concerning each incident for 4 weeks prior to the date that any charge hereunder will be assessed so that Vendor may investigate and determine the validity of each incident of shipping non-conformance reported by Best Buy.

- ACHIEVING SHIPPING PERFORMANCE STANDARDS: If Vendor maintains shipping conformance for Right Time and Right Quantity [***].

6.    [***]

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-     NOTICE OF PRICE INCREASES: [***] of the effective date of any increases to the cost of Product to Best Buy. Price increases are based on the purchase order date, not the shipment date.

7.    RETURNS

Best Buy shall have the right to return at Vendor's expense, [***] (which is Best Buy's last purchase price) any Products (i) against which an allegation is made that the use of such Products infringes on any patent, trademark, trade secret, copyright, right of privacy or publicity, or any other tangible or intangible proprietary or intellectual property right; (ii) are not manufactured, packaged, or labeled in accordance with industry standards and/or all applicable laws, ordinances, rules, and regulations; and (iii) that are damaged or defective, or where use of such Products has caused injury to person or property.

For the purposes of this Agreement, the term "defective," when referring to the Products, shall include the following:

-     Product that is visually or operationally defective;

- Product that has been returned by a customer in accordance with Best Buy's return policy after the customer has opened the Product (i.e. the wrapping, seal, or box has been opened), regardless of whether the Product is otherwise defective; and

Additional return rights that supplement the foregoing may be specified in the Vendor Program Agreement.

Vendor agrees to provide a return authorization ("RA") within 48 hours of request. Vendor also agrees to allow delivery of return product as of the day the RA is issued to Best Buy. If an appointment is required for Best Buy's return delivery, Vendor agrees to provide an appointment within 3 days of the carrier's expected time of arrival. Any and all changes to Vendor contact personnel must be communicated immediately to the following address:

            Best Buy Co., Inc.
            Returns Department
            7275 Flying Cloud Drive
            Eden Prairie, MN  55344

[***]

If Vendor receives Product from Best Buy that Vendor believes is non-returnable, Vendor will return such Product to Best Buy's originating Product returns location within 90 days of Vendor's determination. In this case, the shipment cartons must reference the original return shipment's RA or RTV number.

8.    DEBIT BALANCES

If Vendor has a "Debit Balance" (defined as any balance due and owing from Vendor to Best Buy, whether or not related to the performance of this Agreement) with Best Buy, the amount owed will be deducted by Best Buy from the next payment to Vendor. If there is no outstanding balance due Vendor, then Vendor shall pay the debit balance to Best Buy in full, [***]. If the amount owed is disputed, Vendor agrees to reconcile the account and remit payment to Best Buy [***]. Payment shall be made in the form of check or wire; payment via a credit memo is not acceptable. Best Buy may charge the Vendor interest [***], whichever is greater, commencing as of the date of notification by Best Buy, for any debit balances not reconciled and paid [***] from Best Buy.

9.    DISCONTINUED PRODUCT

A "Discontinued Product" means any Product that Vendor has stopped manufacturing or any Product that undergoes a change in appearance or packaging. Vendor agrees to provide Best Buy [***] advance written notice of the occurrence of a Discontinued Product, or as soon as possible in the event that the discontinuance is caused by actions taken by a component part supplier of Vendor. Upon notice of such Discontinued Product, Best Buy may, without penalty or liability, cancel any outstanding purchase orders pertaining to the Discontinued Product. [***]

10.   ELECTRONIC DATA INTERCHANGE; WEB-BASED ELECTRONIC COMMERCE

As a condition to entering into this Agreement, the parties agree to exchange certain documents electronically via (i) traditional Electronic Data Interchange ("EDI"); or (ii) Web-Based Electronic Commerce ("EC"). In particular, the parties shall exchange the following documents via either EDI or EC:

Required:

- Purchase Order ("PO"): EDI850. Vendor must be compliant with EDI or EC [***] of its receipt of the first PO from Best Buy (Vendor will not accept verbal purchase orders unless confirmed by an EDI850).

- Electronic Invoices: EDI810. Vendor must be compliant on EDI or EC [***] of its receipt of the first PO from Best Buy.

- Purchase Order Changes: EDI860. Vendor must be compliant on EDI or EC [***] of its receipt of the first PO from Best Buy.

- Advance Ship Notice ("ASN"): EDI856, including UCC128 barcode direct to store orders. Vendor must be ready to test for ASN compliance on EDI or

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      EC [***] of its receipt of the first PO from Best Buy, or upon Best Buy's request thereafter based upon Best Buy's priority schedule.

- Functional Acknowledgement: EDI997. Vendor shall send EDI997 so that it is received [***] days of Best Buy's PO.

Optional:

Along with the required documents identified above, Vendor must use reasonable efforts to explore the possibilities of implementing the following documents:

- Product Activity: EDI852 (sales and inventory information, delivered weekly to Vendor by Best Buy).

-     Store Text Message: EDI864 (store addresses).

-     Other EDI documents as they become available.

Additional Requirements:

- Prior to its acceptance of a Best Buy PO, Vendor must ensure all Products will be marked with a valid UPC number, as well as ensuring that such Products are set up in the Best Buy system.

- Best Buy reserves the right to charge a reasonable fee for drop shipments when Best Buy stores are required to detail-receive Vendor shipments due to an invalid ASN/UCC128.

- At Best Buy's request, Vendor must re-send all electronic documents using a new EDI ISA control number. Vendor must ensure duplicate transmissions are not fed into Vendor's database. Best Buy will not accept duplicate shipments and will return such shipments at Vendor's expense (including any carrying and handling costs).

- Traditional EDI must be set up directly with the Vendor, not through a third-party service or sales representative.

11.   VENDOR PROGRAM AGREEMENT

Best Buy and Vendor may agree upon additional business terms from time to time concerning matters such as Products, pricing, Market Development Funds ("MDF"), invoice credit term, stock rotation, volume rebates, new store allowances, etc. Such additional terms shall be contained in one or more Vendor Program Agreements, as amended from time to time by the parties.

12.   COLLABORATIVE PLANNING, FORECASTING AND REPLENISHMENT

Vendor may be requested to participate in Best Buy's Collaborative Planning, Forecasting and Replenishment ("CPFR") program. If requested and if Vendor accepts, the parties will enter into a separate, written CPFR agreement that will be incorporated in this Agreement. Such CPFR agreement will obligate the parties to share information concerning supply chain processes using the CPFR standards as developed by the Voluntary Inter-industry Commerce Standards Association ("VICS").

13.   SERVICE

Best Buy is committed to meeting our customer's high expectations concerning post-sale service and warranty repairs. A comprehensive Product Service Agreement between the parties is necessary to ensure customer satisfaction. Unless otherwise determined by Best Buy, the attached Product Service Agreement controls the servicing and warranty repairs of the Products and must be signed simultaneous with or prior to the signing of this Agreement.

14.   PROPRIETARY RIGHTS

Vendor grants Best Buy a license to use, exhibit, excerpt, reproduce, publish, publicly perform and transmit via the Internet and otherwise use all trade names, trademarks, service marks and other proprietary information associated with the Products to promote and sell the Products. Vendor will provide Best Buy with Product specifications for use by Best Buy in preparing advertising and promotional materials, and hereby grants Best Buy a license to use, exhibit, excerpt, reproduce, publish, publicly perform and transmit via the Internet and otherwise for the purpose of advertising and promotion any and all such Product specifications and other content provided by Vendor. Upon termination of this Agreement, Best Buy may continue to advertise and promote the Products, using the Vendor's trade names, trademarks and service marks, and other proprietary information until inventory depletion. This Agreement does not grant Vendor any right or license to use Best Buy's trade names, trademarks or service marks, promotional material, copy, graphics, themes, strategies, inventions, program, and files without first obtaining Best Buy's express written approval.

15.   CONFIDENTIALITY

This Agreement and any information marked as confidential or, regardless of form (written/electronic/oral) or marking, is of the nature that a reasonable person would understand its owner would not want It disclosed to the public will be considered to be Confidential Information. Further, Confidential Information shall also include (i) any document or data transaction between the parties;
(ii) matters of a technical nature such as trade secret processes or devices, know-how, data, formulas, inventions (whether or not patentable or copyrighted), specifications and characteristics of products or services planned or being developed, and research subjects, methods and results, (iii) matters of a business nature such as information about costs, profits, pricing, policies, markets, sales, suppliers, customers, product plans, and marketing concepts, plans or strategies, (iv) matters relating to project initiatives and designs,
(v) matters of a human resources nature such as employment policies and practices, personnel, including individual names, addresses, and telephone numbers; compensation and employee benefits, (vi) other information of a similar nature not generally disclosed to the public. Each party agrees not to disclose Confidential Information except to employees, or a third party subject to a similar confidentiality agreement, which have a need to know to perform their responsibilities. Each party agrees to take at least the same precautions to protect Confidential Information as such party would utilize to ensure the protection, confidentiality and security of its own confidential information. Each Party, at its own expense, will properly use security

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procedures which are reasonably sufficient to ensure that all transmissions of documents are authorized and to protect its business records and data from improper access.

Upon the expiration or earlier termination of this Agreement, a party may, in writing, request either the prompt return or destruction, and a written certification of such destruction, of any Confidential Information provided to the other party.

Each party further acknowledges that monetary damages may not alone be a sufficient remedy for unauthorized disclosure of Confidential Information and that the non-disclosing party shall be entitled to seek all remedies and damages available in law and equity, including but not limited to such injunctive relief as may be deemed proper by a court of competent jurisdiction.

16.   REPRESENTATIONS AND WARRANTIES

Vendor represents and warrants to Best Buy that:

- Vendor has the authority to enter into this Agreement and to sell the Products to Best Buy, free and clear of all liens, charges, encumbrances, or other restrictions, and that the persons signing this Agreement on behalf of Vendor are authorized to sign.

- The Products shall be free from defects in material and workmanship, and shall be fit and safe for the use(s) normally and reasonably intended.

- The Products are of merchantable quality and shall perform in conformance with specifications.

- Vendor shall provide to Best Buy, at no charge, adequate copies of any necessary training and product information brochures, and will assist with the training of Best Buy personnel on Best Buy's premises, at no charge, as reasonably necessary so that Best Buy's sales and service personnel will be adequately knowledgeable with respect to the Products.

- Vendor will warrant to the end user the Products in accordance with Vendor's applicable standard Product warranty.

- Vendor will comply with all applicable laws and regulations in performing its obligations under this Agreement, including but not limited to laws and regulations pertaining to product design, manufacture, packaging and labeling; and, if applicable, importation, the Foreign Corrupt Practices Act, and laws and treaties designed to protect human rights.

- If Vendor receives notice from a governmental authority of any material non-compliance with applicable laws, or receives notice of claim(s) from consumer(s) (which, individually or in the aggregate, may reasonably be expected to result in material liability to Vendor and/or Best Buy) that a Product is defective or does not comply with all applicable laws, it shall notify Best Buy within 10 days regarding the existence and nature of such claim(s).

- Vendor shall provide detailed, accurate product specification information and manufacturer's warranty information for all Products. Vendor must provide this information to its buyer representative 6 weeks before the first Product ship date or promptly upon Best Buy's request. Failure to provide such information in a timely manner may, in Best Buy's sole discretion, result in a delay in Product placement.

- Vendor shall deliver samples of Product on a timely basis and upon the reasonable request of Best Buy.

- Vendor shall comply with Best Buy's security source tagging requirement, which is subject to change from time to time upon reasonable notice to Vendor.

Best Buy represents and warrants to Vendor that:

- Best Buy has the authority to enter into this Agreement, and that the persons signing this Agreement on behalf of Best Buy are authorized to sign.

- Best Buy agrees to exert commercially reasonable efforts to promote and sell the Products consistent with Best Buy's sales, marketing and merchandising plans, as may be amended from time to time in Best Buy's sole and absolute discretion.

17.   TERM AND TERMINATION

TERM: This Agreement will commence upon the effective date, which shall be the date when it has been fully executed by authorized representatives of both parties, and shall continue until it is terminated according to its terms.

TERMINATION: Either party may terminate this Agreement at any time without cause upon 90 days written notice to the other party. In the event of a material breach of this Agreement, this Agreement may be terminated immediately by the non-breaching party, provided that notice describing the breach has been provided to the breaching party and the breaching party has failed to cure such breach within 30 days of receipt of notice.

EVENTS ON TERMINATION: [***].

18.   INDEMNIFICATION

Vendor will indemnify, defend, and hold Best Buy harmless from and against any and all claims, actions, liabilities, losses, costs and expenses ("Claims") arising from or in connection with Vendor's (i) breach of this Agreement, including but limited to its representations and warranties; (ii) acts or omissions of Vendor relating to the Products which includes, but is not limited to Claims relating to alleged infringement of third party intellectual property or proprietary rights; Claims that the Products, or use thereof, caused personal injury, death, or real or personal property damage; (iii) false or misleading Product specifications or other content provided to Best Buy to promote and sell the Products; and (iv) failure to promptly perform its obligations in connection with a manufacturer's rebate offer.

Further, Vendor agrees to fully indemnify, defend and hold harmless against any Claims resulting from a product recall, whether such recall is initiated by Vendor prior to or after consumer complaints, or regardless of the existence of consumer complaints.

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Best Buy agrees to give Vendor prompt written notice of any claims, to tender the defense to Vendor, and to grant Vendor the right to control settlement and resolution. Vendor agrees to pay all costs of liability, settlement and defense, including attorney fees and costs.

19.   INSURANCE

Within 10 business days of the effective date of this Agreement, Vendor agrees to procure and maintain a minimum amount of $5,000,000 of appropriate insurance against the types of claims for which Vendor has agreed to indemnify Best Buy, to name Best Buy as an Additional Insured, and to supply Best Buy with a Certificate of Insurance that names Best Buy as an Additional Insured, and which also provides that such insurance will not be canceled or changed unless at least thirty (30) days prior written notice has been given to Best Buy of such changes. Best Buy does not represent or warrant that the coverage of insurance specified herein is sufficient or adequate to protect Vendor's interests or liabilities. If Vendor fails to procure or at any time fails to maintain insurance as required by this section, Best Buy may terminate this Agreement immediately and without notice.

20.   ASSIGNMENT

This Agreement may not be assigned by either party without first obtaining the other party's express written consent, which consent shall not be unreasonably withheld; provided, however, that Best Buy may assign this Agreement, without obtaining Vendor's express written consent, to (i) a successor corporation resulting from a merger, consolidation, or non-bankruptcy consolidation or to a purchaser of all or substantially all of Best Buy's assets or a majority, or controlling interest in Best Buy's voting stock, provided that the purchaser's net worth at the time of purchase is equal to or greater than that of Best Buy, and further provided that the purchaser is not a competitor of Vendor; and (ii) a present or future subsidiary or affiliate. Any attempted assignment in violation of this Agreement shall be null and void.

If Vendor assigns payments to an assignee/factor, Vendor understands and agrees that Vendor and the assignee/factor will be required to sign Best Buy's standard acknowledgment form to assure Best Buy that assignee/factor understands the rights being assigned (e.g., that deductions from invoice payments may be made in accordance with this Agreement between Best Buy and Vendor.

21.   AUDIT RIGHTS; CLAIMS AND CHARGE-BACKS

- AUDIT RIGHTS: Each party shall have the right to, upon reasonable prior written notice and at reasonable times during regular business hours, audit the other party to assure compliance with the terms and conditions of this Agreement. If the audit reveals that a party is not performing in material compliance with the terms of this Agreement, then, in addition to any other legal and equitable rights and remedies available, the party not in compliance shall reimburse the other for the reasonable costs of the audit.

- CLAIMS: Neither party hereto may raise a claim of any nature relative to this Agreement [***] after the date of any such cause of action accrued.

- CHARGE-BACKS: Vendor [***] date of deduction (check date) to provide written denial of charge-backs, including all supporting documentation. If no denial is received by Best Buy [***], Best Buy will assume the deductions were accepted by the Vendor, and Vendor hereby agrees not to contest such deductions. Rejected charge-backs must be returned using the Dispute Control Document, which may be accessed at www.extendingthereach.com.

22.   AVOIDANCE OF CONFLICT OF INTEREST; CODE OF CONDUCT STANDARDS

Vendor agrees to respect and abide by Best Buy's conflict of interest and code of conduct policies, which may be amended from time to time and which will be made available to Vendor upon request. Vendor agrees to contact Best Buy's Open Line (1-800-520-1132) for information concerning Best Buy's policies and to discuss any ethical or conduct concerns that they may have as a result of their contact with Best Buy personnel. Vendor understands and acknowledges that Best Buy's conflict of interest and code of conduct policies address Vendor-paid travel, gifts and gratuities, offering and accepting bribes, family members and close personal relationships involving employees of both parties, personal investments in the other party, Vendor-sponsored charitable and other events, Vendor product samples, Vendor promotional copies, direct personal purchases from Vendors by Best Buy employees, and awards, incentives and other spiffs from vendors. Vendor agrees to avoid conflict of interest situations with Best Buy, to deal in arms length negotiations with Best Buy, and to contact Best Buy's Open Line to address Vendor's concerns. Best Buy similarly agrees to abide by Vendor's policies concerning this subject matter.

23.   FORCE MAJEURE

Neither party shall be in breach of this Agreement solely due to causes beyond the control and without the fault or negligence of such party. Such causes may include, but are not restricted to, acts of God or of a public enemy, acts of the government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, power failure, or failure of the U.S. postal system, but in every case the failure to perform must be beyond the control and without fault or negligence of the party failing to perform. The Vendor also agrees to inform Best Buy of any Force Majeure event within 48 hours of its occurrence. Failure to notify Best Buy of such an event within 48 hours will result in forfeiture, by Vendor, to claim that such an event had occurred.

24.   NOTICES

All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered or mailed by either registered or certified mail, return receipt requested, or by nationally recognized overnight courier service, receipt confirmed. In the case of notices via first-class mail or courier service, notices shall be deemed effective upon the date of receipt or upon the date returned for non-delivery. Notices shall be addressed to the parties as set forth below, unless either party notifies the other of a change of address, in which case the latest noticed address shall be used:

Notices to Vendor:                 Notices To Best Buy:
-----------------                  -------------------
Directed Electronics, Inc.         Best Buy Co., Inc.
One Viper Way                      Attn:
Vista, California  92085           Copy To: General Counsel, Legal Department
                                   7075 Flying Cloud Drive
                                   Eden Prairie, Minnesota  55344

25.   GENERAL

RELATIONSHIP OF THE PARTIES: The relationship between the parties shall be that of independent contractor. Nothing herein shall be construed as creating or constituting the relationship of employer/employee, franchisor/franchisee, principal/agent, partnership, or joint venture between the parties.

GOVERNING LAW; JURISDICTION: This Agreement shall be governed by and interpreted under the laws of the State of Minnesota. Vendor and Best Buy expressly consent and submit to the exclusive jurisdiction of the state and federal district courts located In Minneapolis, Minnesota.

ENFORCEABILITY: If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction, such provision shall be more narrowly and equitably construed so that it becomes legal and enforceable, and the entire Agreement shall not fail on account thereof and the balance of the Agreement shall continue in full force and effect.

NO WAIVER: Any of the provisions of this Agreement may be waived by the party entitled to the benefit thereof. Neither party will be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to or waiver of any other right or remedy, or as to a subsequent event.

COUNTERPARTS AND ELECTRONICS SIGNATURE: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile or other "electronic signature" (as defined in the Electronic Signatures in Global and National Commerce Act of 2000) in a manner agreed upon by the parties hereto.

ENTIRE AGREEMENT; AMENDMENT: This Agreement, including the exhibits attached hereto, contains the entire Agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements, negotiations and oral understandings, if any, and may not be amended, supplemented, or modified in any way, except by an amendment in writing and signed by authorized officers of the parties hereto. No amendment shall be affected by the acknowledgement or acceptance of a purchase order, invoice, or other forms stipulating different terms. This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors, assigns, heirs, executors, administrators, trustees and legal representatives.

RESERVATION OF RIGHTS: Duties and obligations imposed by this Agreement and rights and remedies available hereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

HEADINGS: Headings used in this Agreement are for the purposes of convenience only and shall not affect the legal interpretation of this Agreement.

DRAFTSMANSHIP: Each of the parties hereto has been represented by its own counsel. In the event of a dispute, no provision of this Agreement shall be construed in favor of one party and against the other by reason of the draftsmanship of this Agreement.

SURVIVAL: The expiration or termination of this Agreement shall not terminate vested rights of either party from any liabilities or obligations incurred under this Agreement prior to and which by their nature are intended to survive expiration or termination, including but not limited to provisions relating to confidentiality, indemnification, returns, and proprietary rights.

ADDENDA (CHECK IF APPLICABLE)

Each checked Addendum is hereby incorporated into and made a part of this
Agreement:

[X]   Vendor Program Agreement

[X]   Product Service Agreement

[ ]   Collaborative Transportation Agreement

[ ]   Solution Plus Rebate Agreement

[ ]   Direct Import Agreement

[ ]   Configure to Order Agreement

[ ]   Consignment Agreement

THIS AGREEMENT SHALL BE EFFECTIVE WHEN (i) FULLY EXECUTED BY THE PARTIES; AND
(ii) EACH NECESSARY ADDENDUM IS ATTACHED HERETO:

BEST BUY CO., INC.

Authorized Officer:        /s/ Michael London
                    ------------------------------------
                              (Signature)

Name: Michael London
      --------------------------------------
                   (Please Print)

Title: EVP, General Merch. Mgr

Date: April 11, 2001

BEST BUY PURCHASING LLC

Authorized Officer:        /s/ Michael London
                    -----------------------------------
                             (Signature)

Name: Michael London
      --------------------------------------
                   (Please Print)

Title: EVP, General Merch. Mgr

Date: April 11, 2001

VENDOR: DIRECTED ELECTRONICS, INC.

Authorized Officer:       /s/ James E. Minarik
                    --------------------------------
                               (Signature)

Name: James E. Minarik
      --------------------------------------
                   (Please Print)

Title: President & CEO

Date: March 30, 2001